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                                                               Exhibit (d)(5)(a)


                       AMENDMENT TO SUB-ADVISORY AGREEMENT

This Amendment is made as of August 19, 2003. The Sub-Advisory Agreement between Ohio National Investments, Inc. and Suffolk Capital Management, LLC dated May 1, 2002, is amended as follows:

     Section 4 of the Agreement is amended to provide that no sub-advisory fee shall be paid to the Sub-Adviser with respect to either the Bristol Portfolio or the Bryton Growth Portfolio for the period from August 1, 2003 through December 31, 2004.

In witness whereof, this Amendment has been executed by the parties hereto as of the day and year first written above.


                                        OHIO NATIONAL INVESTMENTS, INC.


                                        By:  s/ Christopher A. Carlson
                                             -----------------------------------
                                             Christopher A. Carlson
                                             President



                                        SUFFOLK CAPITAL MANAGEMENT, LLC


                                        By:  s/ Donald M. Gilbert
                                             -----------------------------------
                                             Donald M. Gilbert
                                             President

Accepted and Agreed:
OHIO NATIONAL FUND, INC.


By:  s/ John J. Palmer
     -----------------
        John J. Palmer
        President


Amd-SubAdv-ONI&Suffolk